Exhibit 10.30


                         AGREEMENT TO MAKE SECURED LOAN

Agreement made January 31, 2002 between Featherlite, Inc., of Highways 63 & 9 P.O. Box 320 Cresco, IA 52136, a Minnesota corporation, in this agreement referred to as Debtor, and Bulk Resources, Inc., of P.O. Box 50401 Henderson, NV 89106, a Nevada corporation, in this agreement referred to as secured party.

In consideration of the mutual covenants and promises in this agreement contained, debtor and secured party agree:

SECTION ONE: Agreement For Loan; Terms

         1.1. Secured party shall loan to debtor and debtor shall borrow from secured party, on or before January 31, 2002, the sum of One Million Five Hundred Thousand Dollars ($1,500,000). At the time the loan is made, debtor shall execute, as evidence of the indebtedness hereunder, a Convertible Promissory Note in a form similar to that attached to this agreement as Exhibit A and made a part hereof by this reference. Such loan shall be subject to the terms and conditions of this agreement and that certain Subordination Agreement dated the date hereof by and between secured party and U.S. Bank National Association, formerly known as Firstar Bank, N.A. ("U.S. Bank") (the "Subordination Agreement").

         1.2. Debtor shall issue to secured party 150,000 stock warrants convertible to common stock at Two Dollars ($2.00) per share for the fee to secured party to make this loan. The stock warrants must be issued to secured party by the maturity date of the loan. If the secured party exercises any or all of the warrants within the next five years, the debtor will file a registration statement on Form S-3 within ninety days after the warrant is exercised.

         1.3. The indebtedness evidenced by the note shall be repaid by April 30, 2002 ("maturity date"), when the entire unpaid balance of principal and interest shall be due and payable. In addition to the above required payment on principal, debtor shall accrue interest on the unpaid principal balance of the note outstanding at a rate of six and one half percent (6.5%). Interest shall be computed on a daily basis using a year of 360 days.

         1.4. The secured party upon the maturity date of the note, solely at its option can chose to convert the note principle plus accrued interest into common shares of stock in the debtor at Three Dollars ($3.00) per share. If the secured party elects this option the debtor will file a registration statement on Form S-3 for such stock within ninety days of the secured party's election

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         1.5. The debtor can request the secured party to convert the note principle plus accrued interest into common shares of stock of the debtor for Two Dollars ($2.00) per share. If the secured party at its sole option agrees to this conversion the common stock, the debtor must file a registration statement of Form S-3 for such stock within ninety days of the conversion

         1.6. Subject to the terms and conditions of the Subordination Agreement, the proceeds from the income tax refunds from the 2001 Federal income tax return and amended returns for 1999 and 2000 when received by debtor and the first security interest of U.S. Bank is satisfied from said proceeds, the secured party at its sole discretion can demand the balance of said proceeds be paid to secured party and applied to first the accrued interest and then to the principle balance of loan.

         1.7. The indebtedness may be prepaid at any time in whole or in part without premium or penalty.

SECTION TWO: Security

As security for all indebtedness of debtor to secured party hereunder and pursuant to the note as in this agreement provided, debtor shall execute and deliver to secured party prior to or simultaneously with the initial making of the loan hereunder, in a form satisfactory to secured party and supported by, appropriate resolution authorizing the same, the following:

         A. The following security agreements to be executed in accordance with
Article 9 of the Uniform Commercial Code in effect in Howard County, Iowa (the "UCC").

                  (1) A security agreement pertaining to 2001 Federal income tax returns and carryback income tax returns to tax years 1999 and 2000 in a form satisfactory to secured party, granting to secured party a second priority secured interest in all Federal income tax refunds in the same manner and detail as the first secured party U.S. Bank. Debtor represents that such refunds are currently estimated to be approximately Two Million Six Hundred Thousand Dollars ($2,600,000) and that said refund is estimated to be received by debtor on or about March 15, 2002. Debtor also warrants that the first security interest of US Bank will not exceed 60% of the total Federal income tax refund.


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                  (2) A security agreement pertaining to the real property owned by debtor located in Cresco, Iowa granting to secured party a second mortgage in the property subordinated in all respects to the first mortgage of U.S. Bank. Secured party will release security of the second mortgage when said mortgage is replaced with secured interest in real property owned by the debtor located in the City of Stanford, Seminole County, Florida.

                  (3) A future security agreement pertaining to the real property owned by debtor located in the City of Sanford, Seminole County, Florida, granting to secured party a second mortgage in the property subordinated in all respects to the first mortgage. Debtor represents that this property is expected to be refinanced with SunTrust Bank of Florida with its expected sale of the Motorcoach division. Debtor further represents that the appraised value of the property is approximately Six Million One Hundred Thousand Dollars ($6,100,000) and that the first mortgage is expected to be 65% of the appraised value. Secured party at the closing of this transaction will replace the collateral in Sections Two A(1) and A(2) above with this second mortgage as collateral for the full amount of the loan or for the balance of the loan if the secured party has used the proceeds of the Federal income tax refunds as referenced in Section One 1.6.

SECTION THREE: Representations and Warranties of Debtor

         3.1. Debtor represents and warrants as follows, such representations and warranties to be deemed continuing representations and warranties during the entire term of this agreement:

                  (a) This agreement, the security agreements and other documents and instruments required hereunder, and the note provided for in this agreement, when issued and delivered, will all be valid and binding in accordance with their terms. Debtor is a corporation duly organized and existing and in good standing under the laws of Minnesota , having its principal place of business at Highways 63 & 9 Cresco, IA 52136. Execution, delivery and performance of this agreement, the security agreements and other documents and instruments required hereunder, and the issuance of the note provided for in this agreement are within its corporate powers, have been duly authorized, and are not in contravention of law or the terms of the articles of incorporation or bylaws of debtor, and do not require the consent or approval of any governmental body, agency, or authority.


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                  (b) Except for the defaults on debt facilities with U.S. Bank and Deutsche Financial Services Corporation as described in Item 3 of the September 30, 2001 Quarterly on Form 10-Q report, the execution, delivery and performance of this agreement, the security agreements and other documents and instruments required hereunder, and the issuance of the note required in this agreement is not in contravention of the unwaived terms of any indenture, agreement or undertaking to which debtor is a party or by which debtor is bound.

                  (c) No litigation or other proceeding before any court or administrative agency is pending, or to the knowledge of the officers of debtor, is threatened against debtor, the outcome of which could materially impair the financial condition of debtor or the ability of debtor to carry on business.

                  (d) The financial and other information included in the Form 10-Q Quarterly Report for the quarterly period ended September 30, 2001, previously furnished secured party, is complete and correct and fairly presents the financial condition of debtor. Since the date of such balance sheet, there has been no material adverse change in the financial condition of debtor except as may be recorded in connection with providing for the disposition of the Motorcoach Division. To the knowledge of the officers of debtor, debtor has no contingent obligations, including any liability for taxes, not disclosed by or reserved against in such balance sheet and, at the time of execution of this agreement, there are no material unrealized or anticipated losses from any known commitment of debtor.

SECTION FOUR: Affirmative Covenants of Debtor

Debtor covenants and agrees that debtor will so long as any indebtedness remains outstanding under this agreement:

         4.1. Furnish secured party with the following:

                  (a) Within thirty days of the end of each month a balance sheet, statement of profit and loss and statement of cash flows.


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                  (b) Provide secured party a copy of 2001 Federal income tax return and amended returns for 1999 and 2000 as soon as returns are filed with the Internal Revenue Service as referenced in SECTION TWO.

                  (c) Such information as is required by the terms and conditions of the security agreements or other documents or instruments of security referred to in this agreement.

                  (d) If in default, promptly, and in a form satisfactory to secured party, such other information as secured party may request.

         4.2. Pay and discharge all taxes and other governmental charges, and all contractual obligations requiring the payment of money, before such become overdue, unless and to the extent only that such payment is being contested in good faith.

         4.3. Maintain insurance coverage on the physical assets of debtor and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature to that of debtor, and in the event of acquisition of additional property, real or personal, or of incurring additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice dictate. In the case of all policies of insurance covering property mortgaged or pledged to secured party or property in which secured party shall have a security interest of any kind whatsoever, other than those policies of insurance protecting against casualty liabilities to strangers, all such policies of insurance shall provide that the loss payable thereunder shall be payable to secured party and debtor as their respective interests may appear (as permitted by senior lender, as applicable). All such policies of insurance or copies thereof, including all endorsements thereon and those required hereunder, shall be deposited with secured party (if not already deposited with senior lender, if applicable).

         4.4. If in default, permit secured party through its authorized attorneys, accountants and representatives, to examine the books, accounts, records, ledgers and assets of every kind and description of debtor at all reasonable times on oral or written request of secured party.

         4.5. Promptly notify secured party of any condition or event that constitutes, or with the running of time or the giving of notice will constitute, a default under this agreement, and promptly inform secured party of any material adverse changes in the financial condition of debtor.


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         4.6. Maintain in good standing all licenses required by Florida and
Iowa or any agency thereof, or other governmental authority that may be necessary or required for debtor to carry on its general business objects and purposes.

         4.7. At any time on the request of secured party to execute and deliver to secured party, in form satisfactory to secured party, such additional documentation in respect of the indebtedness and liability of debtor to secured party contemplated under the terms of this agreement as secured party shall deem necessary or desirable to comply with the provisions or requirements of the UCC, including, without limiting the generality of the foregoing, appropriate security agreements and financing statements.

SECTION FIVE: Negative Covenants of Debtor

Debtor covenants and agrees that so long as any indebtedness remains outstanding under this agreement that debtor will not, without the prior written consent of secured party:

         5.1. Make any material change in the general business objects or purpose of debtor or in its corporate structure or purchase, acquire, or redeem any of its capital stock.

         5.2. With respect to 2001 Federal income tax refund and carryback refunds from 1999 and 2000 debtor cannot receive advances from U.S. Bank in excess of 60% of total expected refund.

         5.3. Sell, lease, transfer or dispose of all, substantially all, or any material part of the assets of debtor or enter into any merger or consolidation except in the ordinary course of business, and except for the sale of the Motorcoach division referred to in SECTION TWO subject to payment to secured party as required by such section.

         5.4. Guarantee, indorse or otherwise become secondarily liable for or on the obligations of others, except by endorsement for deposit in the ordinary course of business.

         5.5. Purchase or otherwise acquire, or become obligated for the purchase of all or substantially all of the assets or business interests of any person, firm or corporation, or any shares of stock of any corporation, trust or association, or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition without written approval of secured party.


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         5.6. Declare or pay any dividends to stockholders.

SECTION SIX: Default

         6.1. On nonpayment, when due in accordance with the maturity date referenced in SECTION ONE.

         6.2. On occurrence of any of the following events of default, or at any time thereafter unless such default is remedied, secured party may give notice to debtor declaring all outstanding indebtedness hereunder to be due and payable, whereupon all indebtedness then outstanding hereunder shall immediately become due and payable:

                  (a) Default in observing or performing any of the covenants or agreements of debtor set forth in SECTIONS FOUR and FIVE. and continuance thereof for five days after notice to debtor of such default by secured party

                  (b) Default in observing or performing any of the covenants or agreements of debtor set forth in any collateral document of security given to secure indebtedness hereunder, and the continuation of such default beyond any period of grace specified in any such document.

                  (c) Default in the payment of any other obligation of debtor for money loaned, or in observing or performing any covenants or agreements given with respect thereto.

                  (d) Any change, for any reason whatsoever, in the management, ownership or control of debtor that shall in the sole judgment of secured party adversely affect future prospects for the successful operation of debtor.

                  (e) If a committee of creditors is appointed for the business of debtor; debtor makes a general assignment for the benefit of creditors, is adjudicated bankrupt, or files a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement


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         with creditors; debtor files an answer to a petition by creditors or other petition filed against debtor, admitting the material allegations thereof for an adjudication in bankruptcy or for a reorganization; debtor applies for or permits the appointment of a receiver or trustee or custodian for any of the property or assets of debtor; such receiver, trustee or custodian is appointed for any of the property or assets of debtor, otherwise than on application or consent of debtor, and such receiver, trustee or custodian so appointed is not discharged within three days after the date of appointment; or an order is entered, and is not dismissed or stayed within five days from entry, approving any petition for reorganization of debtor.

SECTION SEVEN: Remedies

On any default hereunder, and at any time thereafter, secured party shall have the rights and remedies of a secured party under the UCC in addition to the rights and remedies provided in this agreement or in any other instrument or paper executed by debtor.

SECTION EIGHT: Waiver; Rights of Secured Party Cumulative

No delay or failure of secured party in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other power, right or privilege. The rights of secured party under this agreement are cumulative and not exclusive of any right or remedy that secured party would otherwise have.

SECTION NINE: Notice

All notices to secured party with respect to this agreement shall be deemed to be completed on mailing to Bulk Resources, Inc. P.O. Box 50401, Henderson, NV 89016 (by certified mail) to offices of debtor at Highways 63 & 9 P.O. Box 320 Cresco, IA 52136.

SECTION TEN: Effect of Agreement

This agreement shall become effective on the execution hereof by secured party and debtor and shall be binding on and shall inure to the benefit of secured party and debtor and their respective successors and assigns.


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SECTION ELEVEN: Governing Law

This agreement shall be construed in accordance with the UCC and other applicable laws of Minnesota.


In witness whereof, the parties have executed this agreement on the day and year first above written.

Debtor

/s/ Tracy J. Clement
----------------------------
Tracy J. Clement, Executive Vice President

Secured Party

/s/ Terrance N. Taylor
----------------------------
Terrance N. Taylor, President

Signature


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